                                                          Exhibit 26(h)(6)(xii)

                  AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

   The Participation Agreement made and entered into as of the 28/th/ day of March 2002 by and among MFS Variable Insurance Trust, MFS Variable Insurance Trust II (via Joinder Agreement dated May 1, 2011), Minnesota Life Insurance Company, and Massachusetts Financial Services Company, as amended (the "Participation Agreement"), is hereby amended as follows effective
September 1st, 2012:

    1. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

MINNESOTA LIFE INSURANCE COMPANY              MFS VARIABLE INSURANCE TRUST,
By its authorized officer and not             on behalf of the Portfolios
individually,                                 By its authorized officer and not
                                              individually,

By:     /s/ Bruce P. Shay                     By:     /s/ Susan S. Newton
        ------------------------------------          -----------------------------------
Name:   Bruce P. Shay                         Name:   Susan S. Newton
Title:  Executive Vice President              Title:  Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES              MFS VARIABLE INSURANCE TRUST II,
COMPANY                                       on behalf of the Portfolios
By its authorized officer,                    By its authorized officer,

By:     /s/ Robert J. Manning                 By:     /s/ Susan S. Newton
        ------------------------------------          -----------------------------------
Name:   Robert J. Manning                     Name:   Susan S. Newton
Title:  Director                              Title:  Assistant Secretary

                                  SCHEDULE A

                      ACCOUNTS, POLICIES, AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT

                               SEPTEMBER 1, 2012

     NAME OF                                       SHARE CLASS
    SEPARATE             POLICIES FUNDED           (INITIAL OR     TRUST I PORTFOLIOS      TRUST II PORTFOLIOS
     ACCOUNT            BY SEPARATE ACCOUNT       SERVICE CLASS)  APPLICABLE TO POLICIES  APPLICABLE TO POLICIES
    --------       ------------------------------ --------------  ----------------------  ----------------------
Variable Annuity       MultiOption Achiever          Service      MFS Investors Growth
     Account            MultiOption Classic                           Stock Series
                        MultiOption Advisor                        MFS Mid Cap Growth
                        MultiOption Legend                               Series
                         MultiOption Extra                          MFS New Discovery
                         MultiOption Guide                               Series
                                                                    MFS Value Series

 Minnesota Life      Variable Adjustable Life        Service      MFS Investors Growth
  Variable Life     Variable Adjustable Life -                        Stock Series
     Account               Second Death                            MFS Mid Cap Growth
                    Variable Adjustable Life -                           Series
                              Horizon                               MFS New Discovery
                     Variable Adjustable Life                            Series
                              Summit                                MFS Value Series
                     Variable Adjustable Life
                             Survivor

 Minnesota Life    Variable Group Universal Life     Initial      MFS VIT Research Bond   MFS Emerging Markets
    Variable                                                             Series             Equity Portfolio
 Universal Life
     Account